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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 3, 1996


                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


                                     TEXAS
                (State or other jurisdiction of incorporation)

                 0-14100                                  74-2048763
         (Commission File Number)    (IRS Employer Identification No.)

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                         2210 Denton Drive, Suite 106
                              Austin, Texas 78758
          (Address of principal executive office, including zip code)


                                 (512)837-4712
             (Registrant's telephone number, including area code)


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Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On December 3, 1996, the Company sold 595,159 shares (the "Shares") of its Common Stock to the two investors pursuant to Regulation S under the Securities Act of 1933, as amended. The Company sold 295,159 shares of Common Stock to Banque Franck, S.A. of Geneva, Switzerland, for an aggregate purchase price of $250,000 and 300,000 shares of Common Stock to Bank Sarasin & CIE of Zurich, Switzerland, for an aggregate purchase price of $222,000.

     In connection with the sale of these Shares, the Company paid commissions of $80,240 cash and 264,862 stock purchase warrants exercisable at amounts from $.74 to $.875 per share.

     The Company relied on the exemption provided by Rule 903 of Regulation S. The offer and sale of the Shares were made in offshore transactions, as defined in Rule 902(i) of Regulation S. Neither the issuer nor its distributor or any of their affiliates made any directed selling efforts in the United States. In accordance with Rule 903(c)(2)(ii), the offering documents stated that the Shares had not been registered under the Securities Act of 1933 (the "Securities Act"), and that the Shares could not be offered or sold in the United States unless registered under the Act or sold pursuant to an exemption from registration. Berkshire International Finance, as distributor, agreed in writing that all offers and sales of the securities prior to the expiration of the restrictive period would be made only in accordance with Rule 903 or Rule 904 of Regulation S.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                                    (Registrant)




Date:  December 13, 1996            By:
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                                    Gary S. Kofnovec, Chief Financial Officer

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